Exhibit 10.11

                THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT
                  TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT

                              EMPLOYMENT AGREEMENT

         This Agreement is entered into as of the 1st day of January, 2005 by and between COMMUNITY BANKSHARES, INC. (the "Company"), and SAMUEL L. ERWIN (the "Employee").

                                    RECITALS:

         A. The Company wishes to employ Employee as an executive officer, and to assure the Employee's continued employment with the Company, and the Employee has agreed to accept such employment.

         B. The Company and the Employee mutually desire that their employment relationship be set forth under the terms of a written employment agreement.

         In consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows :

         1. Employment. The Company agrees to employ the Employee, and the Employee agrees to accept employment and to serve the Company, on the terms and conditions set forth herein.

         2. Term of Employment. The employment of the Employee by the Company, as provided under Section 1, shall commence on the date hereof and end on January 1, 2008 (the "Term of Employment") unless further extended in writing with express reference to this Agreement or sooner terminated as hereinafter provided. Commencing on the third anniversary of the date of this Agreement, and on each annual anniversary thereafter, the Term of Employment shall automatically be extended for an additional year unless 90 days prior to the anniversary the Company gives notice to the Employee that the Term of Employment will not be extended. Except as otherwise provided expressly herein, the provisions of this Agreement related to Employee's employment will not apply after the Term of Employment has expired and any continuing employment of the Employee thereafter will be at-will and not subject to the terms and conditions of this Agreement.

         3. Position and Duties. The Employee shall serve on a full-time basis as Chief Executive Officer of the Company and shall have the authority and be responsible for all duties and responsibilities as set forth in Appendix A to this Agreement and shall assume such additional responsibilities and authority as may from time to time be assigned to him by the Board of Directors of the Company. The Employee shall perform his responsibilities and duties in the best interests of the Company.

         4. Place of Performance. In connection with the Employee's employment hereunder, the Employee shall be based initially at the Company's corporate headquarters located in Orangeburg, South Carolina, subject to reasonable travel or relocation as necessary to the carry out the business of the Company and his duties hereunder.

         5. Compensation and Benefits. In consideration of the Employee's performance of his duties hereunder, the Company shall provide the Employee with the following compensation and benefits during the term of his employment hereunder.

                  a. Base Salary. During his first year of employment under this Agreement, Employee shall receive a per annum base salary of $190,000.00; during his second year of employment under this Agreement, Employee shall receive a per annum base salary of $204,250.00; and during his third year of employment under this Agreement, Employee shall receive a per annum base salary of $219,570.00. Such base salary shall be payable in equal installments in arrears on the last day of the month or on such other payroll schedule as is used by the Company for other employees. After the first three years of his employment, and during the term of the Employee's employment under this Agreement, the Company's Board of Directors periodically will review and may increase (but not decrease) the Employee's base salary rate, all in accordance with the Company's salary administration policies and procedures in effect from time to time, and each change in the base salary amount listed in this Section shall become the new base salary amount. The Company shall have no obligation to increase the Employee's base salary rate at any particular time or in any particular amount, and any such increase shall be in the sole and absolute discretion of the Board of Directors of the Company.

                  b. Bonus and Incentive Compensation. For the first year of employment under this Agreement, the Employee shall be eligible for a potential maximum bonus of $35,000.00; for the second year of employment under this Agreement, the Employee shall be eligible for a potential maximum bonus of $45,750.00; and for the third year of employment under this Agreement, the Employee shall be eligible for a potential maximum bonus of $55, 430.00. The eligibility criteria for such bonuses are set forth in Appendix B hereto. After the first three years of employment under this Agreement, the Company shall pay to the Employee with respect to each subsequent fiscal year during the term of the Employee's employment hereunder, such cash bonus, if any, as shall be determined pursuant to a bonus plan adopted by the Board of Directors of the Company for key employees. In addition, and without diminution of any other compensation or benefit provided for in this Agreement, the Employee may be given the opportunity to participate in other incentive compensation plans that may be adopted by the Company, which participation opportunity may be offered to the Employee in the sole discretion of the Board of Directors of the Company.

                  c. Stock Options. Upon execution of this Agreement, the Company shall grant to Employee nonqualified options to purchase 10,000 shares of the Company's common stock. On the one year anniversary of this Agreement, the Company shall grant to Employee incentive options to purchase an additional 10,000 shares of the Company's common stock if, in the sole discretion of the Board of Directors, the Employee has completed the year with a high performance appraisal. On the two year anniversary of this Agreement, the Company shall grant to Employee incentive options to purchase an additional 10,000 shares of the Company's common stock if, in the sole discretion of the Board of Directors, the Employee has completed the year with a high performance appraisal. The exercise price of all of the options shall be equal to the fair market value of the Company's common stock on the date of grant, as determined under the Company's 1997 Stock Option Plan. Each set of options shall vest upon grant and shall be exercisable for a period of five years after the date of grant.

                  d.  Automobile  Allowance.   The  Company  shall  provide  the
         Employee with a $9,000.00 annual automobile allowance.

                  e. Life Insurance. The Company shall provide the Employee with one or more life insurance policies insuring the life of the Employee with an aggregate death benefit of at least $1,000,000 payable to a beneficiary or beneficiaries designated by the Employee or to the estate of the Employee. Employee shall cooperate with the Company in obtaining such policy or policies. The Company and Employee shall use their best efforts to obtain such policy or policies by February 1, 2005.

                  f. Country Club and Civic Club Dues. The Company shall pay reasonable dues on behalf of the Employee for one country club approved by the Compensation Committee of the Board and shall pay reasonable dues for civic organizations to which the Employee belongs for the benefit of the Company and which have been approved by the Compensation Committee of the Board.

                  g. Deferred Compensation. The Employee shall be entitled to participate in the Company's 401(k) Plan and the Company shall match 100% of the first 3% of salary that the Employee defers each year.

                  h. Health and Dental Insurance. The Company will provide the Employee with health and dental insurance coverage on the same basis as such coverage is provided for other executive officers of the Company.

                  i. Expenses. The Company shall reimburse the Employee for all proper and reasonable out-of-pocket expenses incurred by the Employee in his performance of services hereunder, including all such expenses of travel and living expense while away from home on business of the Company and mileage for out-of-town business use of his automobile, provided that such expenses are incurred and accounted for in accordance with the regular policies and procedures established by the Company from time to time.

                  j. Vacations. The Employee shall be entitled to 15 vacation days in each calendar year, as well as to all paid holidays provided by the Company to its employees. The Employee will not be entitled to any additional pay for unused vacation.

                  k. Moving Expenses. The Company shall either pay directly, or reimburse the Employee for, reasonable expenses of moving his residence to Orangeburg, South Carolina.

                  l. Other Benefits. The Employee shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. The Employee shall also be entitled to participate in all other benefits accorded generally to Company employees.

         6. Compensation and Benefits in the Event of Termination. In the event of the termination of the Employee's employment by the Company or by the Employee during the term of this Agreement, compensation and benefits shall be paid as set forth below.

                  a. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                           (i) "Cause" shall mean

                                    (A) the breach by Employee  of any  material
                           provision of this Agreement, provided that Company gives the Employee written notice of such failure and such failure is not cured within thirty (30) days thereafter;

                                    (B) the willful and continued failure by the
                           Employee to substantially perform his duties under this Agreement (other than the Employee's inability to perform, with or without reasonable accommodation, resulting from his incapacity due to physical or mental illness or impairment), after a demand for substantial performance is delivered to him by the Company, which demand specifically identifies the manner in which the Employee is alleged to have not substantially performed his duties;

                                    (C) the willful  engaging by the Employee in
                           misconduct (criminal, immoral or otherwise) which is materially injurious to the Company, its subsidiaries or their respective officers, directors, shareholders, employees, or customers, monetarily or otherwise;

                                    (D) the Employee's conviction of a felony;

                                    (E)  the  commission  in the  course  of the
                           Employee's   employment   of   an   act   of   fraud,
                           embezzlement, theft or proven dishonesty, or any other illegal act or practice, which would constitute a felony, (whether or not resulting in criminal prosecution or conviction), or the commission of any act or practice which resulted in the Employee's becoming unbondable under the Company's "banker's blanket bond;" or

                                    (F)  the   suspension   or  removal  of  the
                           Employee, or the issuance of an order prohibiting the Employee from associating with the Company or any of its subsidiaries, by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time.

                           (ii) A "Change of Control"  of the  Company  shall be
                  deemed to have been effected for purposes of this agreement if either:

                                    (A)  voting  control  of  CBI  is  acquired,
                           directly or indirectly, by any person or group acting in concert,

                                    (B) CBI is  merged  with or into  any  other
                           entity and CBI is not the surviving entity of the merger,

                           (iii) "Date of Termination" shall mean:

                                    (A)  if   the   Employee's   employment   is
                           terminated by reason of his death, his date of death;

                                    (B)  if   the   Employee's   employment   is
                           terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties as provided under sub-paragraph (iv) of this paragraph 6.a); or

                                    (C)  if   the   Employee's   employment   is
                           terminated by action of either party for any other reason, the date specified in the Notice of Termination; provided, however, that if within thirty
                           (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, or by a final arbitration award or judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

                           (iv) "Disability"  shall mean the Employee's  failure
                  to satisfactorily perform the essential functions of his office on a full-time basis for one hundred and eighty (180) consecutive days, with or without accommodation, by reason of the Employee's incapacity resulting from physical or mental illness or impairment, except where within fifteen (15) days after Notice of Termination is given following such absence, the Employee shall have returned to the satisfactory, full time performance of such duties. Any determination of Disability hereunder shall be made by the Board of Directors of the Company in good faith and on the basis of the certificates of at least three (3) qualified physicians chosen by it for such purpose, one (1) of whom shall be the Employee's regular attending physician.

                           (v) "Good Reason" shall mean either:

                                    (A)  Failure by the  Company to comply  with
                           any material provision of this Agreement or the material diminution or alteration of the Employee's authority and duties hereunder, provided that the Employee gives the Company written notice of such failure and such failure is not cured within thirty
                           (30) days thereafter;

                                    (B)  Failure  by the  Company  to obtain the
                           assumption of its obligations under this Agreement by any successor;

                                    (C) The  failure  by the  Company  to comply
                           with Section 5 of this Agreement; or

                                    (D)  Any   purported   termination   of  the
                           Employee's employment by action of the Company which is not effected pursuant to a Notice of Termination.

                           (vi) "Notice of Termination" shall mean a written notice which shall include the specific termination provision under this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. Any purported termination of the Employee's employment hereunder by action of either party shall be communicated by delivery of a Notice of Termination to the other party.

                           (vii) "Retirement" shall mean termination of the Employee's employment pursuant to the Company's regular retirement policy applicable to the position held by the Employee at the time of such termination.

                           (viii) "Board of Directors" shall include any duly authorized committee of the Board of Directors.

                  b. Termination Within Six Months After a Change of Control.

                           (i) If Employee  terminates his  employment  with the
                  Company or is terminated by the Company with a Date of Termination within six months following the effective date of a Change of Control, upon such termination Employee shall be entitled to a lump sum payment equal to twice the Employee's annual base salary amount in effect at the Date of Termination. If, however, the amount of any such lump sum payment, plus any other amount treated as a parachute payment under Section 280G of the Internal Revenue Code, as amended, (the "Code") equals or exceeds the base amount described in such Section 280G, then the amount due hereunder shall be adjusted to have a value of three times the base amount under
                  Section 280G less $100.

                           (ii) This paragraph 6.b. shall initially be effective
                  for a period of five years from the effective date of this Agreement; provided, however, that commencing on the first anniversary after the date of this Agreement, and on each annual anniversary thereafter, the effectiveness of this paragraph 6.b. shall automatically be extended for an additional year, unless 30 days prior to the anniversary the Company gives notice to the Employee that the effectiveness of this paragraph 6.b. will not be extended.

                           (iii) Any amount paid under this  paragraph 6.b. will
                  be deemed severance pay. Employee will not be under any duty to mitigate damages and no income received by employee thereafter shall reduce the amount due Employee hereunder.

                           (iv) If Employee should die after the occurrence of a
                  Change of Control and while any amount would still be payable to Employee hereunder if Employee had continued to live but not be in the employ of the Company, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee or other designee or, if there be no such devisee or designee, to Employee's estate.

                  c. Termination by the Company For Cause and Termination by the Employee For Other Than for Good Reason, or Disability, Death, or Retirement. If the Employee's employment hereunder is terminated during the Term of Employment by action of the Company for Cause; by action of the Employee not for Good Reason; or by reason of the Employee's death, Disability or Retirement and the provisions of paragraph 6.b above do not apply, the following compensation and benefits shall be paid and provided the Employee (or his beneficiary):

                           (i) The Employee's base salary provided under paragraph a. of Section 5 through the last day of the month in which the Date of Termination occurs, at the annual rate in effect at the time Notice of Termination is given (or death
                  occurs),   to  the  extent   unpaid  prior  to  such  Date  of
                  Termination;

                           (ii) Any bonus under  paragraph b. of Section 5 which
                  has been awarded prior to the Date of Termination, to the extent unpaid prior to such date;

                           (iii) Any benefits to which the Employee (or his beneficiary) may be entitled as a result of such termination under the terms and conditions of the pertinent plans or arrangements in effect at the time of the Notice of Termination under Section 5; and

                           (iv) Any amounts  due the  Employee  with  respect to
                  paragraphs i. and k. of Section 5 as of the Date of Termination.

                  d. Termination by the Employee for Good Reason or Disability, Death or Retirement and Termination by the Company for Other Than For Cause. In the event the Employee's employment hereunder is terminated during the Term of Employment other than by reason of the Employee's death, Disability or Retirement, and by action of the Employee for Good Reason, or by action of the Company other than for Cause, and the provisions of paragraph 6.b. above do not apply, the Company shall pay and provide the Employee the compensation and benefits stipulated under paragraph 6.c. immediately above; provided, however, in addition thereto and without setoff, the following compensation shall be paid and provided the Employee:

                           (i) For the remaining  Term of Employment  under this
                  Agreement,

                                    (A) the Company shall continue to pay to the
                           Employee the base salary provided for in Section 5.a. above (at the Employee's base salary rate provided for in that Section immediately prior to the Date of Termination), and

                                    (B)  at  its  sole  cost  and  expense,  the
                           Company will continue to provide the Employee with the insurance coverages he would have had had he remained as an employee of the Company or with insurance coverages substantially equivalent thereto, or, at the Company's request (and so long as such coverage reasonably can be obtained by the Employee himself), the Employee will obtain substantially equivalent insurance coverages from insurance companies chosen by him and the Company promptly will reimburse Employee for premium costs actually incurred by him from time to time for the same.

                           (ii) If  termination  pursuant to this paragraph 6.d.
                  shall occur during the last twelve months of the Term of Employment, the Employee shall be entitled to receive the base salary pursuant to Section 5.a. and the insurance benefits discussed immediately above for a period of twelve months subsequent to such termination. The base salary shall continue to be payable in equal installments in arrears on the last day of the month; provided, however if the payment under this paragraph, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Code) then the amount due hereunder shall be adjusted to have a value of three times the base amount under Section 280G less $100.

         7.       Confidentiality.

                  a. The Employee recognizes that his activities on behalf of the Company require considerable responsibility and trust. Relying on the ethical responsibilities and undivided loyalty of the Employee, the Company has and will and its subsidiaries have and will in the future entrust the Employee with highly sensitive confidential, restricted and proprietary information involving Confidential Information (as defined below).

                  b. For the purposes of this Agreement, "Confidential Information" means any data or information, that is material to the Company or its subsidiaries, and not generally known by the public. To the extent consistent with the foregoing definition, Confidential Information includes (without limitation): (i) the financial records, marketing, profit and performance reports, pricing manuals, training manuals, marketing and pricing procedures, financing methods of the Company or its subsidiaries, and all other business records of the Company or its subsidiaries; (ii) the identities of the customers of the Company or its subsidiaries, their specific demands, and their current and anticipated requirements for the products or services of the Company or its subsidiaries; (iii) the business plans and internal financial statements and projections of the Company or its subsidiaries; and iv. the specifics of any specialized products or services the Company or its subsidiaries may offer or provide to their customers.

                  c. The Employee recognizes the proprietary and sensitive nature of the Company's and its subsidiaries' Confidential Information. The Employee agrees to abide by all of the Company's and its
         subsidiaries   rules  and   procedures   designed   to  protect   their
         Confidential Information and to preserve and maintain all such information in strict confidence during the Employee's employment by the Company and as long thereafter as the Confidential Information remains, in the sole opinion of the Company and its subsidiaries, proprietary and confidential to the Company and its subsidiaries. The Employee agrees not to use, disclose or in any other way use or disseminate any Confidential Information to any person not properly authorized by the Company or its subsidiaries.

         8. Return of Materials. Upon the request of the Company, and in any event, upon the termination of the Employee's employment, the Employee must return to the Company or its subsidiaries and leave at the disposal of the Company or its subsidiaries, all memoranda, notes, records, and other documents pertaining to the business of the Company and its subsidiaries, or the Employee's specific duties for such entities (including all copies of such materials). The Employee must also return to the Company and its subsidiaries, and leave at the disposal of the Company and its subsidiaries, all materials involving any Confidential Information of the respective entities.

         9. Implementation. The covenants contained herein shall be construed as covenants independent of one another, and as obligations distinct from any other contract between the Employee and the Company. Any claim the Employee may have against the Company shall not constitute a defense to enforcement by the Company of this Agreement. The covenants made by the Employee herein shall survive termination of the Employee's employment, regardless of who causes the termination and under what circumstances.

         10. Restrictive Covenant. In consideration of the Company's employment of the Employee, the Employee agrees that, in addition to any other limitation, prior to the end of the Term of Employment hereunder, the Date of Termination or the completion of base salary payments pursuant to Section 6.d. above, whichever is later, he will not, within a twenty-five (25) mile radius of any operating office of the Company, or any of its subsidiaries, manage, operate or be employed by, participate in, or be connected in any manner with the management, operation, or control of any business engaged in the businesses in which the Company and any or its subsidiaries are engaged on the Date of Termination. The Employee further agrees, regardless of the circumstances of the termination of employment, that for a period of twelve (12) months after the termination of his employment hereunder, or the completion of base salary payments pursuant to section 6.d. above, he will not solicit the business or patronage, directly or indirectly, from any customers of the Company or any of its subsidiaries and the Employee will not seek to or assist others to persuade any employee of the Company engaged in similar work or related to the Company's work to discontinue employment with the Company or seek employment or engage in any business of the Company. Furthermore, the Employee will not communicate to any person, firm or corporation any information related to customer lists, prices, secrets or other Confidential Information which he might from time to time acquire with respect to the business of the Company or its subsidiaries, or any of their affiliates. The Employee agrees to disclose the contents of this Agreement to any subsequent employer for a period of twelve (12) months following the Date of Termination, or completion of base salary payments pursuant to 6.d. above, whichever is later.

         11. Remedies for Breach of Employment Contract. Irreparable harm shall be presumed if the Employee or the Company breaches any covenant of this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to the Employee's employment, and the parties are depending upon absolute compliance. Damages would probably be very difficult to ascertain if any nonmonetary covenant in this Agreement were breached. This Agreement is intended to protect the proprietary rights of the Company and its subsidiaries in many important ways. In light of these facts, the parties agree that any court of competent jurisdiction should immediately enjoin any breach of this Agreement, upon the request of the nonbreaching party, and the parties specifically release the other party, from the requirement to post any bond in connection with a temporary or interlocutory injunctive relief, to the extent permitted by law.

         12. Withholding. Any provision of this Agreement to the contrary notwithstanding, all payments made by the Company hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

         13. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Company:   Community Bankshares, Inc.
                           791 Broughton Street
                           Orangeburg, South Carolina 29115

         With a copy to:   George S. King, Jr., Esq.
                           Haynsworth Sinkler Boyd, P.A.
                           1201 Main Street
                           22nd  Floor
                           Columbia, South Carolina 29201


         To the Employee:  Samuel L. Erwin
                           6058 Robinwood Road
                           Columbia, South Carolina 29206

         14. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee or other designee, or if there be no such devisee or designee, to the Employee's estate.

         15. Modification, Waiver or Discharge. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and an authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Employee or the Company may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the Company, or under any established personnel practice or policy applicable to the Employee.

         16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of South Carolina without regard to the laws of such state governing conflicts of laws.

         17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.

         18. Miscellaneous.

                  (a) No Right of Set-Off, Etc. There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation against any payments to the Employee, his beneficiaries or estates provided for in this Agreement.

                  (b) No Adequate Remedy At Law. The Company and the Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Employee hereby agree and consent that the other shall be entitled to decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

                  (c) Non-Assignability. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the
         Employee from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Employee's estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy applicable to his estate.

                  (d) Enforcement of Agreement; Attorneys' Fees. In the event litigation or arbitration is commenced by the Employee against the Company in seeking to obtain or enforce any right, benefit or payment under this Agreement or to enforce any obligation of the Company described herein, then, provided the Employee shall prevail in such litigation or arbitration, the Company shall be obligated to pay all reasonable expenses(including without limitation all reasonable attorneys' fees and court costs) paid or incurred by the Employee in connection with such litigation.

                  (e) Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration pursuant to the Federal Arbitration Act or the South Carolina Uniform Arbitration Act, as applicable, under the applicable rules of the American Arbitration Association and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided that either party may seek injunctive relief to enforce provisions of this Agreement without initiating an arbitration proceeding. The location of any arbitration shall be Orangeburg, South Carolina. Any civil action seeking injunctive relief, challenging an arbitration proceeding or award or otherwise related to this Agreement will be instituted and maintained in the federal or state courts for Orangeburg County, South Carolina and the parties hereby consent to the personal jurisdiction of said courts.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but of which together will constitute one and the same instrument.

                  (g) Survival.  The rights and remedies  provided by Sections 7
         through  18  of  this  Agreement   shall  survive  the  termination  of
         Employee's employment under this Agreement and the Term of Employment.

         IN WITNESS WHEREOF, the Employee and the Company (by action of its duly authorized officer) have executed this Agreement on the date first above written.

                                COMMUNITY BANKSHARES, INC.


                                By:
                                   ---------------------------------------------
                                   E. J. Ayers, Jr.
                                   Chairman of the Board of Directors


                                   ---------------------------------------------
                                   SAMUEL L. ERWIN

                                   APPENDIX A
                              AUTHORITY AND DUTIES

         Employee shall serve as the Chief Executive Officer of the Company. He shall serve at the pleasure of the Board of Directors and shall report to the Board of Directors.

         Employee shall exercise the authority and discharge the duties assigned to the Chief Executive Officer by the bylaws.

         Employee shall carry out the policies approved by the Board of Directors.

         Employee shall chair an Executive Management Committee composed of the presidents of the Company's subsidiaries, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and any other corporate officers appointed by the Chief Executive Officer.

         Employee shall have the authority and responsibility for decisions regarding the employment, termination, performance appraisal and determination of compensation for all corporate level employees.

         Employee shall have the authority and responsibility for creating and implementing plans for the employment, termination, performance appraisal and determination of compensation of the presidents of the Company's subsidiaries in conjunction with the boards of directors of such subsidiaries.

         Employee shall exercise such additional authority and discharge such additional duties as the Board of Directors shall, from time to time, reasonably assign to Employee.

                                   APPENDIX B
                           BONUS ELIGIBILITY CRITERIA

         Year One

          1. High quality performance appraisal by Board of Directors of the Company.
          2.   Affirmation   or   revision   of   Strategic   Plan  and  initial
               implementation thereof.
          3.   Internal organizational assessment and restructuring.
          4. Assessment and implementation of actions necessary to comply with Sarbanes-Oxley Act.
          5.   Implementation of good governance structure and processes.

         Year Two

          1. High quality performance appraisal by Board of Directors of the Company.
          2.   Metrics in alignment with Strategic Plan.

         Year Three

          1. High quality performance appraisal by Board of Directors of the Company.
          2.   Metrics in alignment with the Strategic Plan.